UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 21, 2023
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2023, Upland Software, Inc. (the “Company”) entered into that certain Amendment No.1 to the Credit Agreement (the “Amendment”), which amends that certain Credit Agreement, dated as of August 6, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Credit Agreement”), by and among the Company, Credit Suisse AG, Cayman Islands Breach, as administrative agent and collateral agent, and the several lenders party thereto. The Amendment amended the interest rate benchmark from the London Interbank Offered Rate to the Secured Overnight Financing Rate. Other than the foregoing, the material terms of the Credit Agreement remain unchanged.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On February 23, 2023, the Company issued a press release announcing its financial results for the quarter ended December 31, 2022. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
10.1	Amendment No. 1 to Credit Agreement, dated as of February 21, 2023, by and between Upland Software, Inc. and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent
99.1	Press Release of Upland Software, Inc. dated February 23, 2023
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Kin Gill
Kin Gill Chief Legal Officer and Secretary
Date: February 23, 2023